UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 5, 2015

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

240 Route 10 West

Whippany, New Jersey 07981

(973) 887-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   Suburban Propane Partners, L.P. (the “Partnership”) announced on August 5, 2015 that, effective September 27, 2015 -- the beginning of the Partnership’s next fiscal year, Mark Wienberg, the Partnership’s current Chief Operating Officer, would assume the newly created position of Chief Development Officer.  In his new role, Mr. Wienberg will be able to devote all of his time and energy on seeking external growth opportunities for the Partnership to expand into other businesses that can complement or supplement its core propane operations, as well as acquisitions within the propane industry.

Mr. Wienberg’s compensation will not change as a result of his assumption of this new role.

No new Chief Operating Officer is expected to be named by the Partnership.

A copy of the Partnership’s Press Release, dated August 5, 2015, has been furnished as Exhibit 99.1 to this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release of Suburban Propane Partners, L.P. dated August 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2015	SUBURBAN PROPANE PARTNERS, L.P.

	By:	/s/ PAUL ABEL
	Name:	Paul Abel
	Title:	Senior Vice President, General Counsel & Secretary

EXHIBITS

Exhibit No.	Exhibit
99.1	Press Release of Suburban Propane Partners, L.P. dated August 5, 2015